Exhibit 15.1
[Letterhead of Maples and Calder]
Our ref                RJT/613559/431713/v1
Your ref
Suntech Power Holdings Co., Ltd.
17-6 Changjiang South Road
New District, Wuxi
Jiangsu Province 214028
People’s Republic of China
7 April, 2006
Dear Sirs,
Suntech Power Holdings Co., Ltd.
We consent to the reference to our firm under the heading “Taxation” in Suntech Power Holdings Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of April 2006.
Yours faithfully
/s/ Maples and Calder
Maples and Calder